Issuer Free Writing Prospectus dated August 4, 2025

Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended

Relating to Preliminary Prospectus dated July 15, 2025

Registration Statement No. 333-285771

POMDOCTOR LIMITED Proposed Nasdaq Ticker: POM Investor Presentation Issuer Free Writing Prospectus dated August 4 , 2025 Filed Pursuant to Rule 433 of the Securities Act of 1933 , as amended R elating to Preliminary Prospectus dated July 15 , 2025 Registration Statement No . 333 - 285771

2 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Free Writing Prospectus Statement This free writing prospectus relates to the proposed initial public offering of American depositary shares (“ADSs”) of POMDOCTOR LIMITED, a Cayman Islands exempted company (“we,” “us,” “our” or the “Company”) and should be read together with the preliminary prospectus included in the Registration Statement we filed with the U . S . Securities and Exchange Commission (the “SEC”) for the offering to which this presentation relates (the “Offering”) and may be accessed through the following web link : https : //www . sec . gov/Archives/edgar/data/ 1877971 / 000121390025064103 /ea 0200019 - 16 . htm The information presented or contained in this presentation is subject to change without notice . None of the Company or any of its affiliates, advisers or representatives or the underwriters make any undertaking to update any such information subsequent to the date hereof . This presentation should not be construed as legal, tax, investment or other advice . The Registration Statement has not yet become effective . Before you invest, you should read the preliminary prospectus in the Registration Statement (including the risk factors described therein) and other documents we have filed with the SEC in their entirety for more complete information about us and the Offering you may get these documents for free by visiting EDGAR on the SEC website at http : //www . sec . gov . Alternatively, we or the representative of underwriters will arrange to send you the prospectus if you contact Joseph Stone Capital, LLC, 585 Stewart Avenue, Unit L 60 - C, Garden City, NY, 11530 , or by email at corporatefinance@josephstonecapital . com , or contact POMDOCTOR LIMITED via email : ir@ 71 k . com . The proposed offering of the Company's securities to be made in the United States will be made solely on the basis of the information contained in the prospectus included in the Registration Statement, as and when declared effective by the SEC . Any decision to purchase the Company's securities in the proposed offering should be made solely on the basis of the information contained in the prospectus . This presentation does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with the Company or its affiliates . The information in this presentation is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation .

3 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. This presentation contains forward - looking statements that reflect our current expectations and views of future events . The forward - looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business . ” Known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward - looking statements . You can identify some of these forward - looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue,” or other similar expressions . We have based these forward - looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs . These forward - looking statements include statements relating to : our goals and strategies ; our future business development, financial conditions, and results of operations ; the expected outlook of the online pharmaceutical market in China ; our expectations regarding demand for and market acceptance of our products and services ; our expectations regarding our relationships with our users, business partners, and other stakeholders ; competition in our industry ; our proposed use of proceeds ; and relevant government policies and regulations relating to our industry . These forward - looking statements involve various risks and uncertainties . Although we believe that our expectations expressed in these forward - looking statements are reasonable, our expectations may later be found to be incorrect . Our actual results could be materially different from our expectations . Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Prospectus Summary — Summary of Risk Factors,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” and other sections in the prospectus . You should read thoroughly this presentation and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect . We qualify all of our forward - looking statements by these cautionary statements . The forward - looking statements made in this presentation relate only to events or information as of the date on which the statements are made in this presentation . Except as required by law, we undertake no obligation to update or revise publicly any forward - looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events . You should read this presentation and the documents that we refer to in this presentation and have filed as exhibits to the registration statement, of which this presentation is a part, completely and with the understanding that our actual future results may be materially different from what we expect . C ertain information contained herein are derived from a market research report by Frost & Sullivan (the "Frost & Sullivan Report"), an independent third party which the Company commissioned . This presentation also contains statistical data and estimates that we obtained from various government and private publications . Statistical data in these publications and the Frost & Sulivan Report also include projections based on a number of assumptions . The digital health and wellness industry in China may not grow at the rate projected by market data, or at all . Failure of this market to grow at the projected rate may have a material and adverse effect on the Company's business and the price of its securities . Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions . The Company believes that such information is accurate and that the sources from which it has been obtained are reliable . The Company cannot guarantee the accuracy of such information, however, and has not independently verified such information . The Company is not making any implied or express representation or warranty as to the accuracy or completeness of the information summarized herein . The Company expressly disclaims any and all liability which may be based on such information, errors therein or omissions . Forward - Looking Statement

4 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Offering Summary POMDOCTOR LIMITED Issuer American depositary shares (“ADS”) (Six ADSs represent one Class A ordinary share, par value US$0.0001 per share) Securities Initial Public Offering Offering Type N asdaq Global Market: POM Proposed Listing: Symbol 5,000,004 ADSs (or 5,750,004 ADSs if the underwriters purchase additional ADSs in full) ADSs Offered Between US$4.00 and US$6.00 per ADS Offering Price US$25.0 million (or US$28.8 million if the underwriters exercise their option to purchase additional ADSs in full) (assuming an initial public offering price of US$5.00 per ADS, which is the midpoint of the estimated range of the initial public offering price) Gross Proceeds • Approximately 35% of the net proceeds for supply chain stocking • Approximately 25% of the net proceeds for the expansion of departmental and geographic coverage • Approximately 20% of the net proceeds for working capital • Approximately 10% of the net proceeds for research and development and the balance for general corporate purposes Use of Proceeds Joseph Stone Capital, LLC and Uphorizon , LLC Underwriters

5 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Company Overview • We are a leading online medical services platform for chronic diseases in China . • With focuses on chronic disease management and pharmaceutical services , our business model forms a one - stop platform for medical services, which organically connects patients to doctors and pharmaceutical products . 6 th R anking on China’s Internet hospital market (1) R epeat purchase rate of patients in our hepatopathy department (2) 73 . 9% 214 , 200 + Contracted doctors (2) Transacting patients (2) 699 , 000 + Online one - stop platform for medical services Note : (1) Measured by the number of contracted doctors in 2022 , according to Frost & Sullivan ; (2) as of December 31 , 2024 .

6 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Business Model PomDoctor has established two business segments, i nternet hospital and pharmaceutical supply chain, which organically connects patients to doctors and pharmaceutical products . Internet Hospital primarily include online consultation and prescription renewal and CDM service Pharmaceutical Supply Chain primarily provide other pharmaceutical platforms with supply chain management and platform operation services Doctors Patients Pharmaceutical Supply Chain Offline patient routing and practicing on platform Income, academic support and image promotion Fees for consultations, drugs and examinations, etc. Doctor resource, drug inspection, and medical history management Supply chain management and platform operation Drug costs, and operation expenses

7 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. • Reduces the time spent on commuting • Offers one - on - one consultation with doctors • Offers convenient medicine supplies and delivery Patient • P rovides extensive key clinical data • B enefits pharmaceutical research and marketing Pharmaceutical Companies • F osters convenient doctor - patient interaction • Encourages multi - institution practice Doctors Value Proposition Broken through traditional process limitations Integrated offline resources N arrowed healthcare disparities between regions within China

8 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. 100% 80% Corporate Structure POMDOCTOR LIMITED (Cayman Islands) POMEGRANATE CLOUD MEDICAL LIMITED (Hong Kong) Guangzhou Pomegranate Cloud Medical Health Medical Technology Co., Ltd. Guangzhou Qilekang Digital Health Medical Technology Co., Ltd. (VIE) Guangzhou Qilekang Modern Pharmaceutical Logistics Co., Ltd. Hangzhou Qilekang Pharmaceutical Co., Ltd. Nanjing Qilekang Pharmaceutical Co., Ltd. Offshore Onshore PRC 100% 100% 100% Equity Interest Contractual Arrangements

Internet Hospital

石榴云医
PomDoctor

- A whole-industry-chain, one-stop comprehensive online medical services platform focusing on chronic disease medical treatments in China
- Accessed through the mobile app and WeChat official account that we operate



任医生的云诊室
30元福利待领取！

Mobile APP for Doctors	Mobile APP for Patients	WeChat Mini Program for Patients	WeChat Official Account for Patients

Medical Team on Our Platform

- Contacted doctors had average **8.4+** years of experience as medical professionals(1)
- Doctors issuing prescription had average **8.3+** years(1)
- Mature doctors had average **8.1+** years of experience as medical professionals(1)

Stringent selection process for in-house doctors

- On-line background checks, qualification verification and in-role trial evaluations, including:
  - Physician Qualification Certificate
  - Physician Practice Certificate
  - Title Certificate
  - Online Authentication

9

Note:(1) As of December 31, 2024.

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

10 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Internet Hospital - Online consultation and prescription renewal Online Consultation Prescription Renewal D eveloped a seamless, multi - step online consultation process The patient can freely send his inquiries to the doctor selected by him in the formats of text or picture through live chats After the follow - up consultation, the doctor will provide prescription renewal based on the patient’s situation + Review patients’ medical records Review patients’ requests for drugs Issue prescriptions

11 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Internet Hospital - Chronic disease management & Online drug sales Chronic disease management Online drug sales • Internet CDM platform with a patient management portal • Seamless patient - doctor matches via QR codes and SNS invitation links • Efficiently follow up with and manage their patients for doctors • Convenient access to frequently prescribed medications • A series of specialist service tools that allows doctors to conduct research • Pharmacists will verify the prescriptions according to the Drug Administration Law • Prices are set by us with reference to those on other major online retailers in China and general market trends and industry dynamics • Online payments method including WeChat Pay and other WeChat - related payment methods • Modify or cancel an order any time through our online system or customer service center before the order is picked or packed

12 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Pharmaceutical Distribution Business Drug Sourcing • 639 suppliers offering 42,493 SKUs (1) • Supplier selection based on qualification, quality, brand, reliability and volume • L eading third - party pharmaceutical platforms • O ffline pharmacies • P harmaceutical wholesale companies in China • E nter into an order and sales contract with downstream customers We are able to secure favorable terms for our cooperation with pharmaceutical companies and suppliers, which lowers our procurement cost and in turn increases our profit margin . • Employ nationally recognized third - party logistics services providers to deliver drugs Note:(1) As of December 31 , 2024. Downstream Customers • 3 self - owned pharmacies (1) • 18 third - party pharmacies cover seven first - tier and second - tier cities in China (1) Maintain offline brick - and - mortar pharmacies

Industry Overview

Breakdown of China Digital Health and Wellness Market by GMV,
RMB Billion; 2018-2027E

CAGR	Total	Online Retail pharmacy	Online Consultation	Online Consumer Healthcare	Online Enterprise Service	Digital Healthcare Infrastructure	Others
2018-2022	32.7%	31.6%	73.5%	50.0%	56.2%	25.1%	24.8%
2022-2027E	23.1%	21.5%	34.5%	33.5%	28.0%	20.8%	12.5%


RMB Billion
174.2
218.1
307.4
406.9
540.7
710.6
896.0
1,092.9
1,302.8
1,525.9
2018
2019
2020
2021
2022
2023E
2024E
2025E
2026E
2027E
Online retail pharmacy
Online Consultation
Online Consumer Healthcare
Online Enterprise Service
Digital Healthcare Infrastructure
Others

The growth drivers of the digital health and wellness industry in China:

- Increasing penetration of digital medical service
- Innovation technology of digital health
- Favorable policies
- Growing health awareness
- Transition from offline to online for hospitals
- Technology advancement

- Digitalization of offline pharmacies
- Digital upgrade across the healthcare value chain
- Supply Chain capabilities
- Strong network of healthcare resources
- A proven business model with clear path to profitability

13

Source: Frost & Sullivan.

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

14 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Industry Overview Service Provider Institutions/Companies • Platform where specialists communicate with and provide chronic diseases healthcare management service to users Specialists • Pharmacist • Dietitian • Physical Therapist • …….. Value Chain of CDM in China Science Dissemination Health Monitoring Physical Activity Guidance Dietary Guidance Medication Management Consumption End Users • Healthy people Manage their own health and realize timely physical tracking using their obtained healthcare management knowledge from providers • Patients Realize daily lifestyle and medication management Monitor and render post - discharge care Players: Entity that pays for Chronic Diseases Healthcare Services Insurance Company • To decrease the risk of insurance claim Employer • To provide package benefits for employees and reduce the turnover rates Source: Frost & Sullivan.

15 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. 4,279.0 4,820.0 5,070.6 5,615.6 6,240.4 7,039.1 7,862.7 8,672.5 9,496.4 10,322.6 2018 2019 2020 2021 2022 2023E 2024E 2025E 2026E 2027E Industry Overview CAGR Period 9.9% 2018 - 2022 10.6% 2022 - 2027E Chronic Disease Management Market in China RMB Billion, 2018 - 2027E Source: Frost & Sullivan. RMB Billion

16 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Investment Highlights 1 Innovative and efficient one - stop online medical services platform with strong CDM service capabilities across various departments 2 High patient loyalty due to the long - term nature of chronic diseases and the mutual trust that has developed between our doctors and patients 3 Well - established pharmaceutical supply chain with a complete selection of medical products and extensive supplier channels 4 5 Cutting - edge platform technology and strong research and development capabilities Experienced management team led by industry veterans with validation from well - renowned shareholders

Innovative and Efficient One-stop Online Medical Services Platform with Strong CDM Service Capabilities Across Various Departments

石榴云医 PomDoctor

We have integrated the **Internet hospital** and **pharmaceutical supply chain** sectors through our **medical services platform** for chronic diseases, offering a one-stop solution to the market participants' needs via our one-stop system

Front End	Middle End	Back End
Offer a wide range of service to patients	Provide doctors with tools for patient acquisition	A full range of medical supply chain management services

Front End
- Online Consultation
- Follow-up Consultations
- Order Management
- Drug Distribution

Middle End
- Doctor Certification
- Online Doctor Assistants
- Offline Treatment
- Personal Brand Building

Back End
- Drug Supply Chain
- Warehousing
- Logistics Distribution Services

All
Provincial regions Covered in China

56
Medical Departments Covered



- 任医生的云诊室 -
任医生
30元福利待领取！

263,000+
Consultations Facilitated By Our Platform(1)

162,000+
Prescriptions Issued By The Doctors on Platform(1)

17

Note: (1) As of December 31, 2024.

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

18 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. High Patient Loyalty Due to The Long - term Nature of Chronic Diseases and The Mutual Trust That Has Developed Between Our Doctors and Patients 40.5% 7.1% 52.4% Hepatopathy Andropathy Others Main chronic diseases consultation on platform in 2024 The platform has built long - term connections between doctors and patients • Initiated by established long - term offline contacts • The patient can request future consultations online • Effectively navigating the long treatment cycles and frequent follow - up consultations without having to pay frequent physical visit The platform provided the doctors with the most convenient experience of using our platform • Serving as an established consultation channel with comprehensive service offerings, such as medical case upload and central management • Retention rate for mature doctors of 99.4% in each of 2023 and 2024, respectively % of the total number of consultations on our platform

19 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Well - established Pharmaceutical Supply Chain with A Complete Selection of Medical Products and Extensive Supplier Channels 39,538 42,493 0 10,000 20,000 30,000 40,000 50,000 FY2023 FY2024 • After years of operation, we have established drug inventories with a full range of medical products • Coupled with our stable and extensive network of suppliers, we are able to meet the basic prescription needs of patients with chronic diseases across China O ur pharmaceutical supply chain can provide • Comprehensive supplier management • Order management • New product introduction • Other services. • Our i nventories of prescription drugs of approximately 6,000 to 7,000 SKUs • Traditional public hospital normally only has 1,000 to 3,000 SKUs SKUs 11,428 13,267 0 5,000 10,000 15,000 20,000 FY2023 FY2024 SKUs of prescription drugs Note: Fiscal years ended December 31.

Cutting-edge Platform Technology and Strong Research and Development Capabilities

AI-empowered Internet Hospital & Medical Services and Pharmaceutical Supply Chain IT System Comprises:

- ~77 software copyrights(1)
- 5 patents(1)
- 2 patent applications(1)


Doctor
Patients
Pharmaceuticals

- Patient data management
- AI-CDSS (AI-Clinical Decision Support System) assisted diagnosis and treatment
- Patient education

- AI-assisted consultation
- Self-health data upload
- Smart content sharing
- Smart community operation
- Smart queuing system

- Medical content marketing
- AI-based personalized marketing scheme
- Smart pharmaceutical database

20

Note:(1) As of December 31, 2024.

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

21 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Experienced Management Team Led By Industry Veterans With Validation From Well - renowned Shareholders • Mr . Shi is our co - founder and chief executive officer, and has served as the chairman of the board of directors since our inception . • Mr . Shi has more than a decade of entrepreneurial experience in the healthcare and Internet industries . • Mr . Shi has received Liwan District Medical and Health Industry Development Consultant in 2016 , 2015 – 2016 Pharmaceutical E - Commerce Influential Figure, 2014 – 2015 Pharmaceutical E - Commerce Influential Figure, 2014 Outstanding CEO of China Pharmaceutical E - commerce and 2023 Public Welfare Personality Award, the inaugural Clinical Medicine Award in 2023 . • Mr . Shi obtained his college degree in clinical medicine from BengBu Medical College in 2000 and obtained an Executive Master of Business Administration in 2017 from China Europe International Business School . Zhenyang Shi Chairman, Chief Executive Officer • Ms . Xu is our co - founder and has served as our financial manager since our inception . • Ms . Xu obtained more than a decade of experience managing various subsidiaries in our Group . • Ms . Xu accumulated a decade of entrepreneurial experience in the healthcare and Internet industries before joining Mr . Shi’s effort of co - founding Guangzhou Qilekang Pharmaceutical Chain Co . , Ltd . in 2010 . • Ms . Xu obtained her college degree in clinical medicine from BengBu Medical College in 2000 and obtained a pharmacist license in 2015 . Li Xu Chief Financial Officer • Mr . Wei has served as our Vice President since 2018 . • Mr . Wei started his career at our Group as a customer service director in 2011 . • Mr . Wei accumulated substantial experience in customer service, E - commerce business operations and group - level strategy formulation and execution . • Mr . Wei a key personnel in building our E - commerce system from scratch, he is the recipient of various intra - group nominations, including Team Elite Award, Best Achievement Award, Highest Contribution Award, and CRM Team Award, etc . • Mr . Wei graduated from Harbin Institute of Technology in 2007 with a Bachelor’s degree in computer science and China Europe International Business School with a Master of Business Administration in 2019 . Dexiang Wei Vice President • Mr . Luo has served in our Group since 2011 and as our Vice President and Assistant to President since 2019 . • Mr . Luo’s experience in our Group covers a range of departments, including IT, warehousing and logistics, operations, human resources and financing . • Mr . Luo served in Guangzhou Infoscape Technology Co . , Ltd . where he accumulated significant experience in software product development and product planning and management, before joining our Group . • Mr . Luo graduated from Sun Yat - sen University in 2011 with a Bachelor’s degree in business administration . He also graduated from China Europe International Business School with a Master of Business Administration in 2021 . Guoji Luo Vice President, Director Appointee

22 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Zhenyang Shi Chairman, Chief Executive Officer • Ms . Jing has served as a managing director at Galaxy Capital since 2019 , and served as a partner of Haichuanghui, a subsidiary of Haier Group Corporation, from 2017 to 2019 . • Ms . Jing served as a vice president of the human resources and administration department at Yibete Information Technology Co . , Ltd . from 2013 to 2017 . • Ms . Jing served as a finance manager at Unilever Belgique . • Ms . Jing holds an MBA from Hasselt University, a master’s degree in applied economics from Hasselt University, and a bachelor’s degree in monetary and banking from Shenyang Agricultural University . Yuanyuan Jing Independent Director Appointee • Mr . Bao has served as a general manager at Xing and Hai Trading Co . , Ltd . since 2013 . • Mr . Bao co - founded Guangzhou Yiji Electric Technology Co . , Ltd .. • Mr . Bao obtained his bachelor’s degree in Chinese language and literature from Qingdao University in 1996 . Wenqing Bao Independent Director Appointee • Mr . Li has served as chief executive officer of Beijing Ciyun Digital Technology Co . , Ltd . since 2015 . • Mr . Li served as a senior vice president at JD Group from 2008 to 2015 . • Mr . Li holds a DBA from Cheung Kong Graduate School of Business, an EMBA from China Europe International Business School, a master’s degree in automation from Chongqing University, and a bachelor’s degree in mathematics from Shandong University . Daxue Li Independent Director Appointee • Mr . Luo has served in our Group since 2011 and as our Vice President and Assistant to President since 2019 . • Mr . Luo’s experience in our Group covers a range of departments, including IT, warehousing and logistics, operations, human resources and financing . • Mr . Luo served in Guangzhou Infoscape Technology Co . , Ltd . where he accumulated significant experience in software product development and product planning and management, before joining our Group . • Mr . Luo graduated from Sun Yat - sen University in 2011 with a Bachelor’s degree in business administration . He also graduated from China Europe International Business School with a Master of Business Administration in 2021 . Guoji Luo Vice President, Director Appointee • Mr . Shi is our co - founder and chief executive officer, and has served as the chairman of the board of directors since our inception . • Mr . Shi has more than a decade of entrepreneurial experience in the healthcare and Internet industries . • Mr . Shi has received Liwan District Medical and Health Industry Development Consultant in 2016 , 2015 – 2016 Pharmaceutical E - Commerce Influential Figure, 2014 – 2015 Pharmaceutical E - Commerce Influential Figure, 2014 Outstanding CEO of China Pharmaceutical E - commerce and 2023 Public Welfare Personality Award, the inaugural Clinical Medicine Award in 2023 . • Mr . Shi obtained his college degree in clinical medicine from BengBu Medical College in 2000 and obtained an Executive Master of Business Administration in 2017 from China Europe International Business School . Board of Directors

23 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Growth Strategies Continue to recruit quality doctors onto our platform and attract more patient users • Plan to establish a professional regional promotion team • Plan to further enhance PomDoctor’s brand awareness and ease of use to increase our platform’s attractiveness to patients Continue to expand and strengthen our presence in key cities and provinces across China • Plan to expand our presence initially in the Pearl River Delta • Gradually expand to offer services in Guangdong Province and all of China Continue to enhance supply chain capabilities • Plan to continue to expand the number and categories of pharmaceutical products and expand our supplier channels • Continue to optimize our drug storage, distribution, and management capabilities Continue to invest in research and development and enhance our technology capabilities • Plan to continuously update and optimize our Pom Doctor APP and WeChat official account • Plan to further enhance our artificial intelligence and big data analysis capabilities Explore new patient acquisition channels via enhanced B2B collaboration • Explore models similar to the customer acquisition models • Seek to utilize insurance companies as distribution channels to self - insured employers Utilize our accumulated big data to empower the industry • Plan to provide our accumulated clinical data on an anonymous basis to pharmaceutical companies • Plan to provide our big data to commercial insurance companies and governmental authorities and agencies Expand our experience and reputation in chronic diseases to more medical areas • Plan to replicate our business model to more medical areas and departments • Plan to establish a long - term platform resource network

24 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Operational Highlights The Mutual Trust Between Doctors And Patients Substantial Prescriptions Scale Well - established Pharmaceutical Supply Chain 2,474 2,598 Mature Doctors FY2023 FY2024 Retention Rate for Mature Doctors FY2023 FY2024 99.9% 99.4% Prescriptions Issued FY2023 FY2024 Doctors Issuing Prescriptions (1) FY2023 FY2024 SKUs FY2023 FY2024 90 - Day Repurchase Rate FY2023 FY2024 2,968,689 3,131,032 84,839 39,538 42,493 63.7% 66.2% Note: Fiscal years ended December 31. (1) Representing the cumulative number of doctors who have historically issued prescriptions to patients as of the date. 85,675 99.4%

25 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Financial Highlights Net Revenues RMB in Millions 304.9 342.6 FY2023 FY2024 26.0% 74.0% 23.3% 76.7% FY2023 FY2024 Revenue Breakdown Internet Hospital Pharmaceutical Supply Chain Note: Fiscal years ended December 31.

26 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. 38.7 47.7 FY2023 FY2024 Financial Highlights Note: Fiscal years ended December 31. N et L oss 36.9 37.4 FY2023 FY2024 Gross Profit and Gross Margin RMB in Millions RMB in Millions 12.7% Gross margin in % 13.9%

Contact PomDoctor Limited Email : ir@ 7 lk . com Tel : + 86 020 - 6231 2277 Address: Yongxu Industrial Park, No.19 - 23 Hejing Road, Dongsha Street, Liwan District, Guangzhou 510000 Issuer : Joseph Stone Capital, LLC Representative of Underwriters : Email : corporatefinance@josephstonecapital . com Tel : + 1 (888) 302 - 5548 Address: 585 Stewart Avenue, Unit L60 - C Garden City, NY, 11530